F&J DRAFT
                                                             September 30, 1996



                                2,850,000 Shares

                               VOTAN CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                             New York, New York
                                                             September 30, 1996

Ladenburg, Thalmann & Co. Inc.
Kaufman Bros., L.P.
  As Representatives of the several Underwriters
  named in Schedule A hereto
c/o Ladenburg, Thalmann & Co. Inc.
540 Madison Avenue
New York, New York  10022

                  The undersigned, Votan Corporation, a Delaware corporation (the "Company"), and Moscom Corporation, a Delaware corporation (the "Selling Stockholder"), hereby confirm their agreement with you and the other underwriters named in Schedule A annexed hereto.

                  Section 1. Underwriters and Representatives. The term "Underwriters", as used herein, will mean and refer collectively to you and the other underwriters named in Schedule A annexed hereto and the term "Representatives" will refer to you in your capacity as the representatives of the Underwriters. Except as may be expressly set forth below, any reference to "you" in this Agreement shall be solely in your capacity as the Representatives.

                  Section 2. Shares Offered. The Company proposes to issue and sell to the Underwriters an aggregate of 2,000,000 shares of its authorized and unissued common stock, $0.01 par value per share (the "Common Stock"), and the Selling Stockholder proposes to sell to the Underwriters an aggregate of 850,000 issued and outstanding shares of Common Stock (collectively, the "Firm Shares"). The Selling Stockholder also proposes to grant to the Underwriters an Option (hereinafter defined) to purchase up to an additional aggregate of 427,500 shares (the "Option Shares") of Common Stock on the terms and for the purposes set forth in Section 4(b) hereof. The Firm Shares and the Option Shares are hereinafter sometimes together called the "Shares."

                  Section 3. Representations and Warranties. (a) The Company and the Selling Stockholder, jointly and severally, represent and warrant to each Underwriter that:

                        (i) A registration statement (File No. 333-07137) on
                  Form S-1 relating to the Shares, including a preliminary prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and instructions (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed by the Company with the Commission. One or more amendments to such registration statement, including in each case a revised preliminary prospectus, have been so prepared and filed. If such registration statement has not become effective as of the execution and delivery of this Agreement, and the filing of a further amendment (the "Final Amendment") to such registration statement is necessary to permit such registration statement to become effective, such amendment will promptly be filed by the Company with the Commission. If such registration statement has become effective and any post-effective amendment has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. If such registration statement has become effective, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (hereinafter defined) relating to the Shares, that shall identify the preliminary prospectus (hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act, will be promptly filed with the Commission by the Company or (B) if the Company does not rely on Rule 434 under the Act, a final prospectus (the "Rule 430A Prospectus") containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will promptly be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations. The term "preliminary prospectus" as used herein means each prospectus subject to completion included at any time as part of such registration statement or any amendment thereto or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; such registration statement, as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective, including financial statements and all exhibits and information deemed to be a part thereof at such time pursuant to Rule 430A of the Rules and Regulations is herein called the "Registration Statement"; the term "Term Sheet" as used herein means any term sheet that satisfies the requirements of Rule 434 under the Act; and the term "Prospectus" as used herein means (x) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act, together with the preliminary prospectus identified therein that such Term Sheet supplements; (y) if the Company does not rely on Rule 434 under the Act, the final prospectus relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b)(1) or (4) of the Rules and Regulations; or (z) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date (as hereinafter defined). The date on which the Registration Statement becomes effective is hereinafter called the "Effective Date." Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

                       (ii) When the Registration Statement becomes effective,
                  and at all subsequent times to and including the Closing Time (hereinafter defined), and at each Option Exercise Time (hereinafter defined), or for such longer period as the Prospectus may be required to be delivered in connection with sales of the Shares by the Underwriters or a dealer, the Registration Statement and the Prospectus, including any Term Sheet that is a part thereof (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto; provided, that no amendment or supplement to the Registration Statement or the Prospectus, including as a result of the filing of a Term Sheet, shall be made without prior consultation with you, and your approval), will comply with the requirements of the Act and the Rules and Regulations, will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (ii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and made in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.

                       (iii) The Commission has not issued an order preventing
                  or suspending the use of any preliminary prospectus with respect to the Shares and has not instituted or threatened to institute any proceedings with respect to such an order. Each preliminary prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this sentence do not apply to statements or omissions in each such preliminary prospectus based upon and made in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                       (iv) The Company is, and at the Closing Time, and at
                  each Option Exercise Time will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and at the Closing Time and at each Option Exercise Time will have, the power and authority (corporate, governmental, regulatory and otherwise) and all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus; and is, and at the Closing Time and at each Option Exercise Time will be, duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it and/or the character of the assets owned and leased by it makes such qualification necessary, or in which the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition of the Company. The Company does not own, and at the Closing Time and at each Option Exercise Time will not own, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity, except as otherwise set forth in the Prospectus. A complete and correct copy of the certificate of incorporation of the Company and by-laws of the Company as currently in effect have been delivered to you and no changes therein will be made subsequent to the date hereof and prior to the Closing Time or each Option Exercise Time.

                        (v) The Company is, and at the Closing Time and at the
                  Option Exercise Time will be, authorized to issue only 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"), and has heretofore validly issued, and has outstanding, and at the Closing Time and at each Option Exercise Time will have outstanding, fully paid and nonassessable, 5,500,000 shares of the Common Stock, without giving effect to the issuance of Shares by the Company pursuant to this Agreement, and has no shares of Preferred Stock outstanding. The Company has, and at the Closing Time and at each Option Exercise Time will have, reserved for issuance 825,000 shares of Common Stock under the Company's 1996 Stock Option Plan, of which no options to purchase shares are outstanding on the date hereof. Except for options to be granted under the Company's 1996 Stock Option Plan, as disclosed in the Prospectus, subsequent to the date hereof and prior to the Closing Time and each Option Exercise Time, the Company will not issue or acquire any securities. Except the Warrants (as hereinafter defined) and options under the Company's 1996 Stock Option Plan, the Company does not have outstanding, and at the Closing Time and at each Option Exercise Time the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of capital stock or any warrants, convertible securities or obligations.

                       (vi) The financial statements of the Company (including
                  the footnotes thereto) filed with and as part of the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates thereof and the statements of operations, statements of changes in stockholder's equity and statements of cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. Arthur Anderson L.L.P. (the "Company's accountants"), who have reported on certain of such financial statements, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

                     (vii) The Company has a duly authorized and outstanding
                  capitalization as disclosed in the Prospectus under "Capitalization" and will have the adjusted capitalization set forth therein at the Closing Time (based on the assumptions set forth therein). The financial and numerical information and data set forth in the Prospectus under "Prospectus Summary," "Risk Factors," "Capitalization," "Dilution," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

                     (viii) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus and prior to the Closing Time and to each Option Exercise Time, except as set forth in or contemplated by the Registration Statement and the Prospectus, (A) the Company has and will have conducted its business in substantially the same manner as on June 30, 1996; (B) the Company has not incurred and will not incur any material liabilities or obligations, direct or contingent, or enter into any material transactions not in the ordinary course of business; (C) the Company has not paid or declared and will not pay or declare any dividends or other distributions on its capital stock; and (D) there has not been and will not have been any change in the capitalization of the Company or any material adverse change in the business, business prospects, financial condition or results of operations of the Company.

                       (ix) Except as set forth in or contemplated by the
                  Registration Statement and the Prospectus, the Company has not, at the Closing Time and at each Option Exercise Time will not have, any material contingent obligations.

                        (x) Except as set forth in the Registration Statement
                  and the Prospectus, there are no actions, suits or proceedings at law or in equity pending, or to the knowledge of the Company, threatened, against the Company, any of its assets or any of its officers or directors, which have not been disclosed to you, before or by any federal, state, county or local commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the Company or its business, business prospects, financial condition or results of operations. The Company is not involved in any labor dispute and, to its knowledge, no such dispute is threatened, which dispute would have a material adverse effect upon the business, financial condition or results of operations of the Company.

                       (xi) The Company has, and at the Closing Time and at
                  each Option Exercise Time will have, complied in all respects with all laws, regulations and orders applicable to it or its business, the violation of which would have a material adverse effect upon its legal existence or its business, financial condition or results of operations. The Company has, at the Closing Time and at each Option Exercise Time will have, in all respects performed all of the material obligations required to be performed by it, and is not, and at the Closing Time and at each Option Exercise Time will not be, in default under (there being no existing state of facts which with notice or lapse of time or both would constitute a default under) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, letter of credit agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which it is a party or by which it or any of its property is bound which would have a material adverse effect upon the business, financial condition or results of operations of the Company, and, to the knowledge of the Company and the Selling Stockholder, no other party under any such agreement or instrument to which the Company is a party is in default in any respect thereunder which would have a material adverse effect upon the business, financial condition or results of operations of the Company.


                      (xii) The Company (i) keeps books, records and accounts
                  that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company and
                  (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has not made any payment to any state, federal or foreign governmental officer or official or other person charged with similar public or quasi-public duties (other than payments required or permitted by the laws of the United States or any jurisdiction thereof).

                     (xiii) The Company is not in violation of its
                  certificate of incorporation or by-laws, in each case as amended as of the date hereof.

                     (xiv) The outstanding shares of the Common Stock
                  (including the Shares to be sold by the Selling Stockholder) have been, and all of the Shares, and the shares of Common Stock issuable upon exercise of the Warrants, will, upon issuance and payment therefor, be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights to purchase securities issued by the Company. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance. The Common Stock and the Shares conform, and when the Registration Statement becomes effective and at the Closing Time and at each Option Exercise Time will conform, to all statements with regard thereto contained in the Registration Statement and the Prospectus; and the issuance and sale of the Shares to be issued and sold by the Company have been duly and validly authorized.

                     (xv) The Company has the power and authority to execute
                  and deliver the Warrants on the terms and conditions set forth herein and in the Warrants, and has taken all corporate action necessary therefor; no consent, approval, authorization or other order of any regulatory agency is required for such execution or delivery except as may be required under the Act; and when executed and delivered pursuant to the provisions of this Agreement, the Warrants will constitute the valid, binding and legally enforceable obligation of the Company.

                       (xvi) This Agreement has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; the performance of the obligations of the Company under this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (there being no existing state of events which with notice or lapse of time or both would constitute a default) or result (or with the giving of notice or lapse of time or both will result) in the creation or imposition of any lien, charge or encumbrance upon the assets or properties of the Company pursuant to any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, letter of credit agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or under the certificate of incorporation or by-laws of the Company or under any statute or under any order, rule or regulation applicable to the Company or its business or properties or of any court or other governmental body; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

                     (xvii) The Company has good and marketable title to all
                  properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in or referred to in the Prospectus or are not material or important in relation to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such properties by it.

                     (xviii) There is no document or contract of a character
                  required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and no statement, representation, warranty or covenant made by the Company in this Agreement or in any certificate or document required by this Agreement to be delivered to you is, was when made, or as of the Closing Time or any Option Exercise Time will be, inaccurate, untrue or incorrect. No transaction has occurred between or among the Company and the Selling Stockholder and any of their officers, directors or stockholders or any affiliate of any such officer, director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

                      (xix) The Company has sufficient trademarks, trade names,
                  registered service marks, patents, patent applications, patent rights, licenses, permits, copyright protection and governmental or other authorizations currently required for the conduct of its business, and the Company is in all material respects complying therewith and, to the best knowledge of the Company and the Selling Stockholder and except as otherwise set forth in the Prospectus, the products and services, and the marks associated therewith, used by the Company do not violate or infringe any trademarks, trade names, registered service marks, patents, patent rights, licenses, permits or copyrights held or owned by any other party. Other than as disclosed in the Prospectus, the Company has not received any notice of violation or infringement of or conflict with asserted rights of others with respect to any trademarks, trade names, registered service marks, patents, patent rights, licenses, permits, copyrights or authorizations owned or used by the Company, or any other person. Other than as disclosed in the Prospectus, the expiration of any such trademarks, trade names, registered service marks, patents, patents rights, licenses, permits, copyrights and governmental or other authorizations would not materially adversely affect the business, financial condition or results of operations of the Company.

                     (xx) The Company intends to apply its proceeds from the
                  sale of the Shares for the purposes set forth in the Prospectus under "Use of Proceeds."

                     (xxi) The Company is not, and does not intend to conduct
                  its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                     (xxii) All issuances and sales of securities by the
                  Company heretofore have been exempt from registration under the Act and complied in all respects with the provisions of all applicable federal and state securities laws. No holder of any securities of the Company has the right to require registration of shares of the Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                     (xxiii) Neither the Company nor any of its officers or
                  directors or affiliates (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

                      (xxiv) Other than its obligations to Grady & Hatch, Inc.
                  ("Grady & Hatch") pursuant to the letter agreement dated as of September 4, 1996 between the Selling Stockholder and Grady & Hatch, and as set forth in the Prospectus, the Company has not, and at the Closing Time and at each Option Exercise Time will not have, incurred any liability for finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Shares, this Agreement or the transactions hereby contemplated, except for the Underwriters' discounts and commissions provided for in this Agreement.

                     (xxv) The Company has filed all federal, state and local
                  income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been, nor does the Company have any knowledge of any tax deficiency which might be asserted against the Company which could materially adversely affect the business, financial condition or results of operations of the Company.

                          (b) The Selling Stockholder represents and warrants
                  to each Underwriter that:

                     (i) The Selling Stockholder (A) has the power and
                  authority to execute and deliver this Agreement on the terms and conditions set forth herein; (B) is, and when the Registration Statement shall become effective and at the Closing Time will be, the owner of the Shares to be sold by the Selling Stockholder to the respective Underwriters pursuant to the terms hereof, in each case free and clear of all liens, charges, encumbrances and restrictions; (C) has paid to the Company the full purchase price or consideration required to be paid for such Shares; and (D) has, and when the Registration Statement shall become effective and at the Closing Time will have, the power and authority to convey good and valid title to such Shares, in each case free and clear of all liens, charges, encumbrances and restrictions.

                  (ii) The Selling Stockholder is, and at the Closing Time, and at each Option Exercise time will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                     (iii) Neither the execution and delivery or performance of this Agreement or the consummation of the transactions herein contemplated nor the compliance with the terms hereof by the Selling Stockholder will conflict with, or result in a material breach of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, guaranty, purchase agreement or other agreement or instrument to which the Selling Stockholder or any of such Selling Stockholder's property is bound, or under the certificate of incorporation or by-laws of the Selling Stockholder or under any statute, order, rule or regulation applicable to the Selling Stockholder or any of the Selling Stockholder's property of any court or other governmental agency; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions on the Selling Stockholder's part herein or therein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

                     (iv) At the Closing Time, all stock transfer or other
                  taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

                     (v) The Selling Stockholder has not, and at the Closing
                  Time will not have, taken, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or the resale of any of the Shares.

                  Section 4. (a) Purchase, Sale and Delivery of the Firm Shares; Closing Time. (i) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, (A) the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, 2,000,000 Shares at and for a price of $___ per Share; and (B) the Selling Stockholder agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Selling Stockholder, 850,000 Shares at and for a price of $____ per Share. The number of Shares to be purchased from the Company and the number of Shares to be purchased from the Selling Stockholder, respectively (as adjusted by the Representative to eliminate fractions), by each of the Underwriters shall be determined by multiplying the aggregate number of such Shares to be sold by the Company or the Selling Stockholder, as set forth above by a fraction, the numerator of which is the total number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Firm Shares. The obligations of the Underwriters under this Agreement are several and not joint.

                  (ii) Delivery of the Firm Shares shall be made to you for the accounts of the respective Underwriters, at your offices at 540 Madison Avenue, New York, New York, or such other location in the New York metropolitan area as you shall advise the Company by at least one full business days' notice in writing, against payment by you on behalf of the respective Underwriters of the purchase price therefor to the Company and the Selling Stockholder by wire transfer in immediately available funds to the Company or the Selling Stockholder of the respective amounts to which they are entitled, at 10:00 A.M., New York City Time, on October 8, 1996, or on such other time and business day (Saturdays, Sundays and legal holidays in the City or State of New York not being considered business days for the purposes of this Agreement), as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 12 hereof, which time and date are herein called the "Closing Time." Delivery of the Firm Shares shall be made in registered form in such name or names and in such denominations as you shall request by at least two full business days' notice in writing. The cost of original issue tax stamps and transfer stamps, if any, in connection with the issuance and delivery or sale of the Firm Shares by the Company to the respective Underwriters shall be borne by the Company; the cost of transfer stamps, if any, in connection with the sale of the Firm Shares by the Selling Stockholder to the respective Underwriters shall be borne by the Selling Stockholder. The Company and the Selling Stockholder will, severally, pay and save each Underwriter or its nominees, and any subsequent holder of the Firm Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the sale by the Company or the Selling Stockholder to such Underwriter of the Firm Shares or any portion thereof.

                  (iii) The Company and the Selling Stockholder will make the certificates for the Firm Shares available to you for examination at the offices of Ladenburg, Thalmann, & Co., Inc., at 540 Madison Avenue, New York, New York, or at such other place as you shall request, not later than 2:00 P.M., New York City Time, on the business day next preceding the Closing Time.

                  (b) Purchase, Sale and Delivery of the Option Shares. (i) The Selling Stockholder hereby grants to the respective Underwriters an option (the "Option") to purchase from the Selling Stockholder up to 427,500 Option Shares, in the same proportion as each Underwriter has agreed to purchase the Firm Shares, at and for a price of $______ for each Option Share; provided, however, that the Option may be exercised only for the purpose of covering any over-allotments which may be made by you in connection with the distribution and sale of the Firm Shares.

                  (ii) The Option is exercisable by you in whole or in part at any time or times on or before 12:00 noon, New York City time, on the day prior to the Closing Time, and at any time or times thereafter during the period ending 30 days after the date of the Prospectus (or if such thirtieth day shall be a Saturday, Sunday or holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), in each case by giving notice to the Company in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Option is being exercised, the name or names in which the certificates for such Option Shares are to be registered, the denominations of such certificates and the date of delivery of such Option Shares, which date, if not the Closing Time, shall not be less than two nor more than three business days after such notice.

                  (iii) Upon each exercise of the Option, the Selling Stockholder shall sell to the respective Underwriters the aggregate number of Option Shares specified in the notice exercising the Option and the Underwriters, on the basis of the representations and warranties of the Company and the Selling Stockholder contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, but subject to the terms and conditions of this Agreement, shall purchase from the Selling Stockholder the aggregate number of Option Shares specified in such notice.

                  (iv) Delivery of the Option Shares with respect to which the Option shall have been exercised shall be made to you for the account of the respective Underwriters, at your offices at 540 Madison Avenue, New York, New York, or such other location in the New York metropolitan area as you shall determine and advise the Selling Stockholder, against payment by you, on behalf of the respective Underwriters, of the purchase price therefor to the Selling Stockholder by wire transfer in immediately available funds to the Selling Stockholder in the amount to which the Selling Stockholder is entitled, at 10:00 A.M., New York City Time, on the date designated in the notice given by you as above provided for, unless some other place, time and date is agreed upon (such time and date being herein called an "Option Exercise Time"). The cost of original issue tax stamps or transfer stamps, if any, in connection with each issuance and delivery of the Option Shares by the Selling Stockholder to the respective Underwriters shall be borne by the Selling Stockholder. The Company and the Selling Stockholder will, severally, pay and save each Underwriter, and any subsequent holder of Option Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable as a result of the sale by the Selling Stockholder to such Underwriter of the Option Shares or any portion thereof.

                  (v) The Selling Stockholder will make the certificates for the Option Shares to be purchased at each Option Exercise Time available to you for examination at the offices of Ladenburg, Thalmann & Co., Inc., at 540 Madison Avenue, New York, New York, or such other place as you shall request, not later than 2:00 P.M., New York City time, on the business day next preceding each Option Exercise Time.

                  (vi) The obligation of the respective Underwriters to purchase and pay for Option Shares at each Option Exercise Time shall be subject to compliance as of such date with all the conditions specified in
Section 9 hereof and the delivery to you of opinions, certificates and letters, each dated the respective Option Exercise Time, substantially similar in scope to those specified in Section 9 hereof, and to the absence of any occurrence referred to in Section 11 hereof.

                  (c) Wire Transfer Payment; Closing. The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Shares does not constitute closing of a purchase and a sale of the Shares. Only execution and delivery of a receipt for Shares by the Representatives indicates completion of the closing of a purchase of the Shares from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Shares, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Shares, by facsimile or otherwise, which receipt shall be promptly executed and delivered by the Representatives to the Company upon the receipt of the Shares, the Company will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Shares is not completed and the wire funds are not returned by the Company to the Underwriters on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriters' cost of financing as reasonably determined by Ladenburg, Thalmann & Co., Inc.

                  Section 5. Warrants. In order to induce you to enter into this Agreement, the Company shall execute and deliver to you, in your individual capacity and not as the Representatives, for an aggregate purchase price of $2,850, five-year warrants (the "Warrants") to purchase an aggregate of 285,000 shares of the Common Stock at an exercise price per share equal to the greater of $10.00 or 125% of the initial public offering price per share set forth on the cover page of the Prospectus. The Warrants shall be exercisable beginning one year from the date of the Prospectus. The Warrants shall be in the form of Exhibit 10.7 to the

Registration Statement. Execution and delivery of Warrants, registered in your name or the names of such of your officers as you shall notify the Company in writing, shall be made to you, c/o Ladenburg, Thalmann & Co., Inc., at their offices at 540 Madison Avenue, New York, New York, at the Closing Time. The cost of original issue tax stamps, if any, in connection with the execution and delivery of the Warrants shall be borne by the Company.

                  Section 6. Registration Statement and Prospectus. (a) The Company will deliver to you, without charge, four fully signed copies of the Registration Statement and of each amendment thereto, including all financial statements and exhibits, and to each Underwriter the number of conformed copies of the Registration Statement and of each amendment thereto, including all financial statements, but excluding exhibits, as each Underwriter may reasonably request.

                  (b) The Company has delivered to each Underwriter, and each of the Selected Dealers (hereinafter defined), without charge, as many copies as you have requested of each preliminary prospectus heretofore filed with the Commission and will deliver to each Underwriter and to others whose names and addresses are furnished by such Underwriter or a Selected Dealer, without charge, on the Effective Date, and thereafter from time to time during the period in which the Prospectus is required by law to be delivered in connection with sales of Shares by an Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as you may reasonably request; without limiting the application of this Section 6(b), the Company, not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date or (ii) 9:00 AM, New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 Noon, New York City time, on such date, will deliver to the Representatives, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle at the Closing Time.

                  (c) The Company has authorized the Underwriters to use, and make available for use by prospective dealers, the preliminary prospectuses, and authorizes each Underwriter, all dealers (the "Selected Dealers") selected by you in connection with the distribution of the Shares and all dealers to whom any of such Shares may be sold by the Underwriters or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Act, the applicable Rules and Regulations and applicable state law until completion of the public offering of the Shares and for such longer period as you may request if the Prospectus is required to be delivered in connection with sales of the Shares by an Underwriter or a dealer.

                  Section 7. Covenants. (a) The Company covenants and agrees with each Underwriter that:

                     (i) After the execution and delivery of this Agreement,
                  the Company will not, at any time, whether before or after the Effective Date, file any Term Sheet or any amendment of or supplement to the Registration Statement or the Prospectus of which you shall not previously have been advised and furnished with a copy, or which you or Fulbright & Jaworski L.L.P. ("counsel for the Underwriters") shall not have approved, or which is not in compliance with the Act or the Rules and Regulations.

                     (ii) If the Registration Statement has not become
                  effective, the Company will promptly file the Final Amendment with the Commission and will use its best efforts to cause the Registration Statement to become effective. If the Registration Statement has become effective, the Company will file the Rule 430A Prospectus or other Prospectus or any Term Sheet that constitutes a part thereof with the Commission as promptly as practicable, but in no event later than that permitted by Rules 434 and 424(b). The Company will promptly advise you (A) when the Registration Statement, or any post effective amendment thereto, shall have become effective, or any Term Sheet or any amendments or supplements to the Prospectus shall have been filed with the Commission; (B) of any request of the Commission or any state or other regulatory body for any amendment or supplement of the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or prohibiting the offer or sale of any of the Shares or of the initiation of any proceedings for such purpose; (D) of any receipt by the Company of any notification with respect to the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) of the happening of any event during the periods in which the Prospectus is to be used in conjunction with the offer or sale of Shares which makes any material statement made in the Registration Statement or the

                  Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and, if such order is issued, to obtain the lifting thereof as promptly as possible.

                     (iii) The Company will prepare and file with the
                  Commission, upon your request, any such amendments of or supplements to the Registration Statement or the Prospectus, in form and substance reasonably satisfactory to Brobeck, Phleger & Harrison L.L.P. ("special counsel for the Company"), as in the reasonable opinion of counsel for the Underwriters may be necessary or advisable, and will use its best efforts to cause the same to become effective as promptly as possible.

                     (iv) The Company will comply with the Act and the Rules
                  and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Shares under the Act and the Exchange Act. If at any time when a prospectus is required to be delivered under the Act an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time of delivery of the Prospectus not untrue or misleading or to make the Prospectus comply with the Act, the Company will notify you promptly thereof and will, subject to the provisions of Section 7(a)(i) hereof, furnish to you an amendment or supplement which will correct such statement in accordance with the requirements of Section 10 of the Act.

                     (v) The Company will comply with all of the provisions of
                  any undertakings contained in the Registration Statement.

                     (vi) The Company will take all reasonable and necessary
                  actions to furnish to whomever you direct, when and as requested by you, all necessary documents, exhibits, information, applications, instruments and papers as may be required or, in the opinion of counsel for the Underwriters, reasonably required to permit or facilitate the sale of the Shares. The Company will use its best efforts to qualify or register the Shares for sale under the so-called blue sky laws of such jurisdictions as you shall request, to make such applications, file such documents and furnish such information as may be required for such purpose and to comply with such laws so as to continue such qualification in effect so long as required for the purposes of the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares.

                     (vii) During the period of five years commencing on the
                  Effective Date, the Company will furnish to each Representative, in such number of copies as such Representative may reasonably request, (A) within 120 days after the end of each fiscal year of the Company, either (1) a consolidated balance sheet of the Company and its then consolidated subsidiaries, and a separate balance sheet of each subsidiary, if any, of the Company the accounts of which are not included in such consolidated balance sheet, as of the end of such fiscal year, and consolidated statements of income and stockholders' equity of the Company and its consolidated subsidiaries, and separate statements of income and stockholders' equity of each of the subsidiaries, if any, of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and all certified by independent accountants (within the meaning of the Act and the Rules and Regulations), or (2) the Company's Form 10-K for such fiscal year as filed with the Commission in accordance with the Exchange Act; (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, either (1) similar balance sheets as of the end of such fiscal quarter and similar statements of income and stockholders' equity for the fiscal quarter then ended, all in reasonable detail, and all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles, consistently applied, or (2) the Company's Form 10-Q for such fiscal quarter as filed with the Commission in accordance with the Exchange Act; (C) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's stockholders generally; and (D) as soon as available, such other material as such Underwriter may from time to time reasonably request regarding the financial condition and operations of the Company and its subsidiaries; provided, however, nothing contained in this subsection (D) shall require the Company to disclose any material to any Underwriter to the extent that disclosure is prohibited under applicable federal or state securities laws, rules or regulations.

                     (viii) The Company will make generally available to its
                  security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days, if such 12-month period coincides with the Company's fiscal year), an earnings statement of the Company, which will be in reasonable detail, but need not be audited, and will cover a period of twelve months commencing after the Effective Date. Such earnings statement shall comply with the requirements of Section 11(a) of the Act or Rule 158 of the Rules and Regulations. During the period of five years commencing on the Effective Date, the Company will furnish to its stockholders (A) within 75 days after the end of the first three fiscal quarters of each fiscal year, quarterly reports containing unaudited financial information, and (B) within 120 days after the end of each fiscal year, an annual report containing audited financial information.

                     (ix) Counsel for the Company, counsel for the Selling
                  Stockholder, the Company's accountants and the officers of the Company will respectively furnish the opinions, the letters and the certificates referred to in subsections (e),
                  (f), (g), (h), (i) and (j) of Section 9 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Shares or any amendment or supplement to the Prospectus relating to the offering of the Shares subsequent to the Effective Date, whether pursuant to subsection (iii) of this Section 7(a) or otherwise, such counsel, such accountants and such officers will, at the time of such filing or at such subsequent time as you shall specify, respectively, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said subsections (e),
                  (f), (g), (h), (i) and (j) respectively, as you may reasonably request, or, if any such opinion, letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer believes that the same would be inaccurate, such counsel or such accountants or any such officer will furnish an accurate opinion, letter or certificate with respect to the same subject matter.

                     (x) Prior to the later to occur of the termination of the
                  Option and the Option Exercise Time, the Company will not issue, directly or indirectly, without your prior consent and that of counsel for the Underwriters, any press release or other communication or hold any press conference with respect to the Company or its activities or this offering.

                     (xi) The Company will not, without your prior written
                  consent, sell, contract to sell or otherwise dispose of any securities, including shares of Common Stock, except the sale of the Shares, the issuance of options pursuant to the Company's 1996 Stock Option Plan (as described in the Prospectus) or the issuance of the Warrants as described in the Prospectus, for a period of one year after the date of this Agreement; and the Company has caused the Selling Stockholder and any affiliate thereof, to deliver to you on or before the date of this Agreement an agreement, satisfactory in form and substance to you and counsel for the Underwriters, whereby each agrees, for a period of one year after the date of this Agreement, not to offer, pledge, sell or contract to sell, transfer or otherwise dispose of any shares of Common Stock, directly or indirectly, without your prior written consent, except for the sale of Shares to the Underwriters pursuant to this Agreement.

                     (xii) The Company will not at any time, directly or
                  indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

                     (xiii) The Company will apply the net proceeds from the
                  sale of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus. Prior to the application of such net proceeds, the Company will invest or reinvest such proceeds only in Eligible Investments (hereinafter defined). "Eligible Investments" shall mean the following investments so long as they have maturities of one year or less: (A) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (B) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher, or MIG 1 or higher, by Moody's Investors Service, Inc. or

                  AA or higher, or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors;
                  (C) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Service, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; and (D) certificates of deposit or time deposits insured by the Federal Deposit Insurance Corporation or issued by banks or trust companies, organized under the laws of the United States, having a minimum equity of $500,000,000.

                     (xiv) During the period of 180 days commencing on the date hereof, the Company will not, without the prior written consent of the Representatives, grant options to purchase shares at a price less than (i) the initial public offering price per share set forth on the cover page of the Prospectus, or (ii) in the case of stock options granted pursuant to the Company's 1996 Stock Option Plan, 85% of the initial public offering price per share set forth on the cover page of the Prospectus.

                     (xv) The Company has caused the Common Stock to be duly
                  included for quotation on the Nasdaq Stock Market's National Market (the "National Market").


            (b) The Selling Stockholder covenants and agrees with each Underwriter that:

                     (i) The Selling Stockholder will not, directly or
                  indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Shares to facilitate the sale or the resale of any of the Shares.

                     (ii) If, subsequent to the date hereof, the Selling
                  Stockholder shall believe or have any reasonable grounds to believe that the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that any of the representations and warranties of the Company or the Selling Stockholder contained herein or in any certificate or document contemplated under this Agreement to be delivered to you are false, the Selling Stockholder will immediately notify you, as the Representatives, to such effect.

                     (iii) The Selling Stockholder will not, without your prior written consent, directly or indirectly, offer, pledge, sell, contract to sell, transfer or otherwise dispose of any shares of Common Stock or any securities convertible into, or exchangeable or exchangeable for shares of Common Stock, except the sale of Shares to the Underwriters pursuant to this Agreement, for a period of one year after the Effective Date.

                     (iv) The Selling Stockholder will furnish the certificates referred to in subsections (i) and (j) of Section 9 hereof.

                  Section 8. Expenses. Except as otherwise set forth herein, the Company will pay and bear all costs, fees, taxes and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including, but not limited to: (a) the costs incident to the issuance, sale and delivery to the Underwriters of the Shares (except that the Company will not be responsible for the underwriting discounts and commissions with respect to shares of Common Stock being sold by the Selling Stockholder); (b) the costs incident to the preparation, printing and filing under the Act of each preliminary prospectus, the Prospectus, the Registration Statement and any amendments or supplements thereof and exhibits thereto; (c) the costs of distributing the Registration Statement and any post-effective amendments thereto; (d) the costs of printing and distributing to the Representatives, the other Underwriters and any Selected Dealers copies of any preliminary prospectus, the Prospectus, the Registration Statement and any amendment or supplement to the Prospectus or Registration Statement required by this Agreement or the Act; (e) the costs of preparation, printing, mailing, delivery, filing and distribution of preliminary and final blue sky memoranda, Underwriter's Questionnaires and Powers of Attorney, letters to prospective Underwriters, the Agreement Among Underwriters, the Selling Agreement, this Agreement and all documents related thereto; (f) the filing fees of the Commission; (g) the costs of qualification or registration of the Shares in the jurisdictions referred to in subsection (a)(vi) of Section 7 hereof, including the legal fees and expenses of counsel for the Underwriters in connection therewith, and all filing fees in connection therewith; (h) the cost of preparation, excluding the legal fees and expenses of counsel for the Underwriters in connection therewith, of all filings with the National Association of Securities Dealers, Inc. ("NASD") and all filing fees in connection therewith; (i) fees and expenses of counsel for the Company, the Company's accountants and the Company's consultants; (j) fees in connection with the quotation of the Common Stock on the National Market; and (k) all other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement.

If the Firm Shares are not sold to the Underwriters because the conditions in
Section 9 are not satisfied or this Agreement is terminated pursuant to Section 11 or Section 12, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy the condition or to comply with said terms be due to the default of any Underwriter, then (and only then) the Company will pay all reasonable accountable out-of-pocket expenses which you may incur in connection with this Agreement and the transactions hereby contemplated, including all fees and expenses of counsel for the Underwriters in connection therewith. The provisions of this Section 8 are intended to relieve the Underwriters from payment of the costs and expenses which the Company hereby agrees to pay and shall not effect any agreement between the Company and the Selling Stockholder for the sharing of such costs and expenses.

                  Section 9. Conditions of the Underwriters' Obligations. The Underwriters' obligations hereunder to purchase and pay for the Shares are subject (as of the date hereof, the Closing Time and each Option Exercise Time) to the accuracy of and compliance with the representations and warranties of the Company and the Selling Stockholder herein and in each certificate and document contemplated under this Agreement to be delivered, to the accuracy of the statements of the Company, of the Selling Stockholder and of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and agreements hereunder and under each such certificate and document, and to the following additional conditions:

                           (a) (i) The Registration Statement shall have become
effective not later than 5:00 P.M., New York City time, on the date of this Agreement, or at such later time or on such later date as you may agree to in writing; (ii) if required, the Prospectus or any Term Sheet that constitutes a part thereof shall have been filed with the Commission pursuant to Rules 434 and 424(b)(1) or (4) of the Rules and Regulations within the applicable time period prescribed for such filing thereunder and in accordance with the provisions of Section 7(a)(ii) hereof; (iii) at or prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the blue sky laws of any jurisdiction (whether or not a jurisdiction which you shall have specified) shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the Commission or the authorities of any such jurisdiction; (iv) any request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission or such authorities and counsel for the

Underwriters; (v) the NASD, upon review of the terms of the public offering of Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same; and (vi) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed without your prior consent.

                           (b) You shall not have advised the Company, and the
Selling Stockholder shall not have advised any Underwriter or the Company, that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) Between the time of the execution and delivery
of this Agreement and the Closing Time, there shall be no litigation instituted against the Company or any of its officers or directors, and between such dates there shall be no proceeding instituted or threatened against the Company or any of its officers or directors before or by any federal, state, county or local commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could materially adversely affect the Company or its business, financial condition or results of operations.

                           (d) Each of the representations and warranties of
the Company and the Selling Stockholder contained herein and in each certificate and document contemplated under this Agreement to be delivered shall be true and correct at the Closing Time as if made at the Closing Time, and all covenants and agreements contained herein, and in each such certificate and document, to be performed on the part of the Company or the Selling Stockholder and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company or the Selling Stockholder at or prior to the Closing Time shall have been duly performed, fulfilled or complied with.

                           (e) At the Closing Time, special counsel for the
Company shall furnish to you an opinion, in form and substance satisfactory to you, dated as of the date of its delivery, to the effect that:

                                    (i) The Company is a corporation duly
                           organized, validly existing and in good standing under the laws of the state of its incorporation. The Company has the corporate power and authority to conduct all of the activities conducted by it, own or lease all of the assets owned or leased by it, and conduct its business as described in the Registration Statement and the Prospectus; and is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it and/or the character of the assets owned and leased by it makes such qualification necessary.

                                    (ii) No authorization, approval, consent or
                           license of any governmental or regulatory body, except as may be required under the Act or the blue sky laws of the various jurisdictions (with respect to which such counsel need express no opinion), is required in connection with the (A) authorization, issuance, transfer, sale or delivery of the Shares to be sold by the Company; (B) authorization, issuance or delivery of the Warrants or issuance of shares of Common Stock upon exercise of the Warrants; or (C) taking of any action contemplated herein or if so required all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect.

                                    (iii) The Company has authorized and
                           outstanding capital stock, stock options and warrants as set forth in the Registration Statement and the Prospectus. The outstanding shares of the Common Stock (including the Shares to be sold by the Selling Stockholder) have been, and all of the Shares will, upon sale or issuance, and payment therefor, be, duly authorized, validly issued, fully paid and nonassessable, are not subject to pre-emptive rights and have not been issued in violation of any statutory pre-emptive rights or, to the best of such counsel's knowledge, similar contractual rights. The issue and sale of the Shares by the Company have been duly and validly authorized. The Common Stock has been duly authorized for quotation on the National Market. All issuances of securities by the Company were exempt from, or complied in all respects with, the provisions of all applicable federal and state securities laws. Such opinion delivered at the Closing Time shall state that each of the Shares is duly and validly issued, fully paid and nonassessable and not subject to preemptive rights.

                                    (iv) To the best of such counsel's
                           knowledge, no holder of any securities of the Company has the right to require registration of shares of the Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement. The description of the Common Stock and the Shares contained in the Registration Statement and the Prospectus conforms to the rights set forth in the instruments defining the same and is in conformity with the requirements of Item 9 of the Registration Statement.

                                    (v) The Company is not an "investment
                           company" as defined in Section 3(a) of the Investment Company Act and, if the Company conducts its business as set forth in the Registration Statement and the Prospectus, will not become an "investment company" and will not be required to register under the Investment Company Act; the Company has not been required to make any filings pursuant to the Exchange Act.

                                    (vi) The Company has full corporate power
                           and authority to enter into the Warrants. The Warrants have been duly authorized, and upon due execution, issuance and delivery, will constitute the valid, binding and legally enforceable obligation of the Company. Such opinion delivered at the Closing Time shall state that the Warrants have been duly executed, issued and delivered and constitute the valid and legally enforceable obligation of the Company. The shares of Common Stock required to be sold or issued by the Company upon exercise of the Warrants have been duly authorized and reserved for sale or issuance, and, when sold or issued and delivered upon payment of the exercise price therefor as provided in the Warrants, will be duly and validly issued, fully paid and nonassessable.

                                    (vii) The Company has full corporate power
                           and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

                                    (viii) The Registration Statement and the
                           Prospectus, and each amendment thereof or supplement thereto, comply as to form with, and appear on their face to be appropriately responsive in all material respects, to the requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and other financial data contained in the Registration Statement or the Prospectus).

                                    (ix) All contracts filed as exhibits to the
                           Registration Statement and the Prospectus have been fairly summarized or described therein, conform in all material respects to the descriptions thereof contained therein and such counsel does not know of any contracts or documents required to be so summarized or disclosed or so filed which have not been so summarized or disclosed or so filed, and such counsel does not know of any statutes or regulations or pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus which have not been described as required.

                                    (x) The Registration Statement has become
                           effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. The opinion delivered at the Closing Time shall state that all filings required by Rule 434, Rule 424 and Rule 430A of the Rules and Regulations have been made.

                                    (xi) The execution and delivery of this
                           Agreement by the Company and the Warrants by the Company, the consummation by the Company of the transactions herein or therein contemplated, as applicable, and the compliance with the terms of this Agreement, the Warrants do not and will not conflict with or result in a breach of any of the terms or provisions of or violate or constitute a default under, the certificate of incorporation or by-laws of the Company or any indenture, mortgage or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its properties is bound.

                                    (xii) To the best knowledge of such
                           counsel, the Company has obtained all trademarks, trade names, patents, patent rights, licenses, permits and governmental or other authorizations as set forth in the Prospectus; to the best knowledge of such counsel, such trademarks, trade names, patents, patent rights, licenses, permits and governmental or other authorizations are in full force and effect and the Company is in all material respects complying therewith.

                                    (xiii) The real properties described in the
                           Registration Statement and the Prospectus as being leased by the Company are held under valid, subsisting and enforceable leases with only such exceptions as are not material.

                  Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the preliminary prospectus, the Registration Statement, the Prospectus, and related matters and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel which leads them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Prospectus or any amendment or supplement thereto as of its date or the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and accounting data included in the Registration Statement or Prospectus).

                  Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares hereunder as counsel for the Underwriters may reasonably request. In rendering the opinions set forth above, such counsel may rely upon certificates of the Selling Stockholder, officers of the Company and public officials as to matters of fact. In rendering such opinion, such counsel may rely as to all matters of law other than the law of the United States or of the States of New York and Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled so to rely.

                  (f) At the Closing Time, Harris, Beach & Wilcox, counsel for the Selling Stockholder shall furnish you an opinion, in the form and substance satisfactory to you, dated as of the date of its delivery, to the effect that:

                      (i) The Selling Stockholder is a corporation, validly
                  existing and in good standing under the laws of the State of Delaware.

                      (ii) No authorization, approval, consent or license of
                  any governmental or regulatory body, except as may be required under the Act or the blue sky laws of the various jurisdictions (with respect to which such counsel need express no opinion), is required in connection with (A) the transfer, sale or delivery of the Shares to be sold by the Selling Stockholder; (B) the execution, delivery and performance of this Agreement by the Selling Stockholder; or
                  (C) the taking of any action contemplated herein by the Selling Stockholder, or if so required all such authorizations, approvals, consents and licenses have been obtained and are in full force and effect.

                      (iii) Upon delivery of the certificates for the Shares to
                  be sold by the Selling Stockholder, duly endorsed or accompanied by duly executed stock powers, and payment therefor in accordance with the terms hereof, each of the Underwriters will acquire good title thereto free and clear of any adverse claim assuming that such Underwriters purchased such Shares in good faith and without notice (in each case as such term is defined in the Uniform Commercial Code in effect in the State of New York) of such adverse claim.

                      (iv) The Selling Stockholder has full corporate power and
                  authority to execute and deliver this Agreement and to sell, transfer and deliver the Shares being sold by the Selling Stockholder in accordance with the terms hereof and all actions necessary to effect the transfer of title to such Shares, free and clear of all claims, encumbrances and defects in title, in accordance with this Agreement, have been duly completed; and such opinion delivered at the Closing Time shall state that the Selling Stockholder has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

                      (v) The execution and delivery of this Agreement by the
                  Selling Stockholder, the consummation by the Selling Stockholder of the transactions herein contemplated and the compliance with the terms of this Agreement do not result in a breach of any of the terms or provisions of or violate or constitute a default under, the certificate of incorporation or by-laws of the Selling Stockholder.

                  In rendering such opinions, Harris, Beach & Wilcox may rely as to factual matters on the representations and warranties contained in this Agreement and on certificates of the Selling Stockholder, officers of the Company and public officials.

                      (g) Concurrently with the execution and delivery of this Agreement and at the Closing Time, the Company's accountants shall have furnished to you a letter, dated as of the date of its delivery, addressed to you and in form and substance satisfactory to you, to the effect that:

                           (i) Such accountants are independent certified
                      public accountants with respect to the Company as required by the Act and the Rules and Regulations, and the answer to Item 10 of the Registration Statement is correct insofar as it relates to them.

                           (ii) In their opinion the financial statements and
                      schedules and notes examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-1.

                           (iii) On the basis of inquiries and procedures
                      conducted by them, including a reading of the latest available unaudited interim financial statements of the Company inquiries of officials of the Company and the Selling Stockholder responsible for operational, financial and accounting matters, a reading of the minute books of the Company and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (A) any unaudited financial statements of the Company set forth in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements; and (B) during the period from June 30, 1996 to a specified date not more than five days prior to the date of such letter there was any change in the capital stock or debt of the Company, or any decrease in the total assets or stockholder's equity of the Company, each as compared with the amounts shown in the balance sheet as of June 30, 1996 included in the Registration Statement or any decrease from July 1, 1996 to the specified date, on a proportional basis with the fiscal quarter ended June 30, 1996 in sales, loss from operations, net loss and net income per share, except in all instances for changes, decreases or increases which the Registration Statement and the Prospectus disclose have occurred or may occur and except for such other changes, decreases or increases which you shall in your sole discretion accept.

                           (iv) In addition to their examination referred to in
                      their reports included in the Registration Statement and the Prospectus and the inquiries and limited procedures referred to in clause (iii) above, they have performed other procedures, not constituting an audit, with respect to certain numerical data and financial information appearing in the Registration Statement and the Prospectus, requested by you and specified in such letter and have compared such data and information with the accounting records of the Company and found them to be in agreement.

                      (h) At the Closing Time, there shall be furnished to you, on behalf of the Company, an accurate certificate, dated the date of its delivery, signed by each of the chief executive officer and the chief financial officer of the Company, in form and substance satisfactory to you, to the effect that:

                           (i) Each signer of such certificate has carefully
                      examined the Registration Statement and the Prospectus and (A) to his knowledge, as of the date of such certificate, the statements in the Registration Statement and the Prospectus are and were true and correct and neither the Registration Statement nor the Prospectus omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) in the case of a certificate delivered after the date of this Agreement, since the Effective Date, no event has occurred of which he has knowledge and which was required by the Act or the Rules and Regulations to be set forth in a supplement to or amendment of the Prospectus but which has not been so set forth; and (C) since the dates as of which and the periods for which information is given in the Registration Statement and the Prospectus, there has not been to his knowledge any adverse change in the business, business prospects, financial condition or results of operations of the Company from that set forth in the Registration Statement and the Prospectus, other than changes which the Registration Statement and the Prospectus specifically disclose have occurred or may occur subsequent to the Effective Date.

                           (ii) No stop order suspending the effectiveness of
                      the Registration Statement has been issued, and no proceedings for such purpose have been commenced or are, to the knowledge of each signer of such certificate, threatened or contemplated by the Commission.

                           (iii) No stop order suspending the qualification or
                      registration of any of the Shares under the blue sky laws of any jurisdiction (whether or not a jurisdiction you shall have specified) has been issued, and no proceedings for such purpose have been commenced or are, to the knowledge of each signer of such certificate, threatened or contemplated by any jurisdiction.

                           (iv) The conditions, separately set forth in such
                      certificate, contained in subsections (a), (c) and (k) of this Section 9 have been complied with.

                           (v) There has been no breach of any of the terms or
                      provisions of the agreements referred to in Section 7(a)(xi) and 7(b)(iii) hereof.

                           (vi) Each of the representations and warranties of
                      the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is, at the time such certificate is dated, true and correct.

                           (vii) Each of the covenants required herein to be
                      performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with by the Company.

                      (i) The Selling Stockholder shall have performed all of the covenants contained herein and in any certificate or document contemplated under this Agreement to be delivered to you and required to be performed by the Selling Stockholder at or prior to the Closing Time, and you shall have received at the Closing Time a certificate of the Selling Stockholder, dated as of the Closing Time, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement and in each such certificate and document are true and correct in all respects on and as of the date of such certificate as if made on and as of such date, and each of the covenants and conditions required to be performed or complied with by the Selling Stockholder on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

                           (j) The Company and the Selling Stockholder shall
have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Time, of any statement in the Registration Statement or the Prospectus; as to the accuracy, at the Closing Time, of the representations and warranties of the Company and the Selling Stockholder herein and in each certificate and document contemplated under this Agreement to be delivered to you; as to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and under each such certificate and document; or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

                           (k) Except as contemplated by the Registration
Statement and the Prospectus, since the date hereof, there shall not have been any change in the capitalization of the Company or any material adverse change in the business, financial condition or results of operations of the Company or in the value of the assets of the Company, or any material change, without your consent, in the conduct of the business of the Company, arising for any reason whatsoever.

                           (l) Each of the agreements referred to in Section
7(a)(xi) and 7(b)(iii) hereof shall have been delivered to you and there shall have been no breach of any such agreement.

                           (m) All corporate proceedings and other legal
matters relating to the sale and transfer of the Shares, this Agreement, the Warrants, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory in all material respects to counsel for the Underwriters, who shall have furnished to you at the Closing Time such opinion, in form and substance reasonably satisfactory to you, with respect to the sufficiency of the aforementioned corporate proceedings and other legal matters as you may reasonably require; and the Company shall have furnished to such counsel such records and documents as such counsel may have reasonably requested in a timely manner for the purpose of enabling them to pass upon such matters.

                           (n) The Common Stock shall be authorized for
quotation on the National Market.

                  All of the opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. You reserve the right to waive any condition hereinabove set forth. Each opinion, certificate, letter or other document required to be delivered at the Closing Time shall also be required to be delivered at each Option Exercise Time.

         Section 10. Indemnification and Contribution. (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, legal or other expense incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which an Underwriter or they or any of them may become subject under the Act, the Exchange Act or otherwise but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement made by the Company or the Selling Stockholder in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or in any application or other document executed by the Company or the Selling Stockholder based upon written information furnished by or on behalf of the Company or the Selling Stockholder filed in any jurisdiction in order to register or qualify the Shares under the securities laws thereof or filed with the Commission, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the employment by the Company or the Selling Stockholder of any device, scheme or artifice to defraud, or the engaging by the Company or the Selling Stockholder in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company or the Selling Stockholder shall participate, in connection with the issuance and sale of any of the Shares; provided, however, that the indemnity agreement contained in this subsection shall not extend to any Underwriter in respect of any such losses, claims, damages, liabilities or actions (including any investigation, legal or other expense incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) arising out of, or based upon, any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company through you or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement thereto, and provided, further, that if any preliminary prospectus or Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised preliminary prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company and the Selling Stockholder shall not be liable to any Underwriter or controlling person under this subsection (a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised preliminary prospectus or Prospectus or amended or supplemented Prospectus. The Company and the Selling Stockholder agree to pay any legal and other expenses for which it is liable under this subsection (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to such Underwriter, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement thereto; provided, however, that the obligation of each Underwriter to indemnify the Company and the Selling Stockholder under the provisions of this subsection (b) shall be limited to the product of the number of Shares purchased by such Underwriter and the initial public offering price set forth on the cover page of the Prospectus. Each Underwriter agrees to pay any legal and other expenses for which it is liable under this subsection (b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                  (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing subsections (a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such subsections, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in subsection (a) or (b) of this Section 10. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties; and
(ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at such indemnified party's own expense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection
(a) or (b) of this Section 10 is unavailable in accordance with its terms, the Company, the Selling Stockholder and, subject to the limitations set forth below, the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company, the Selling Stockholder and one or more Underwriters, in such proportions as are applicable to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
(c) of this Section 10, then the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in such proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and in the notes thereto. The relative fault of the Company and the Selling Stockholder, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, such statement or omission relates to information supplied by the Company or the Selling Stockholder, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against or appearing as a third-party witness in any such action or claim. Notwithstanding the provisions of this subsection
(d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of any loss, claim, damage, liability or action covered by this Section and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this subsection
(d), each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter. The Underwriters' obligations to contribute pursuant to this subsection (d) are several in proportion to their respective underwriting commitments and not joint.

                  (e) The respective indemnity and contribution agreements by the Underwriters, the Selling Stockholder and the Company contained in subsections (a), (b), (c) and (d) of this Section 10, and the respective covenants, representations and warranties of the Company and the Selling Stockholder set forth in Sections 2, 3, 4, 5, 6, 7 and 8 hereof, shall remain operative and in full force and effect regardless of (i) any investigation made by any Underwriter, on its behalf or by or on behalf of any person who controls an Underwriter, the Company or any controlling person of the Company, any director or officer of the Company or the Selling Stockholder; (ii) acceptance of any of the Shares and payment therefor; or (iii) any termination of this Agreement, and shall survive the delivery of the Shares, and any successor of any Underwriter or the Company, or of any person who controls any Underwriter or the Company, as the case may be, or the Selling Stockholder shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriters, the Company and the Selling Stockholder contained in subsections
(a), (b), (c) and (d) of this Section 10 shall be in addition to any liability which the Underwriters, the Company and the Selling Stockholder may otherwise have.

                  Section 11. Termination. This Agreement (except for the provisions of Sections 8 and 10 hereof) may be terminated by you by notifying the Company and the Selling Stockholder at any time:

                           (a) prior to the earliest of (i) 11:00 a.m., New
York City time, on the business day immediately following the date hereof, (ii) the time of release by the Representatives for publication of the first newspaper advertisement which subsequently is published with respect to the Shares or (iii) the time when the Shares are first generally released by the Representatives to dealers.

                           (b) at or prior to the Closing Time if any of the
conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled or if any of the covenants, representations or warranties contained herein or in any certificate or document contemplated under this Agreement to be delivered to you shall not have been satisfied or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by you in writing; or

                           (c) at or prior to the Closing Time if any one or
more of the following shall have occurred or have been established between the time of your execution of this Agreement and the Closing Time and in your judgment the same has made or makes it inadvisable or impracticable for you generally to proceed with the offering, sale, delivery, or collection of payment for, the Shares pursuant to the public offering contemplated by this
Agreement: (i) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, American Stock Exchange, the National Market or in the over-the-counter market; (ii) any new legal or regulatory restriction adversely affecting the distribution of securities generally or of the Shares; (iii) a material adverse change in general market or economic conditions, either domestic or foreign, from such conditions on the date hereof; (iv) a declaration of a banking moratorium by Federal or New York State authorities; (v) any outbreak of major hostilities or other national or international calamity; (vi) a material interruption in the mail service or other means of communications within the United States; (vii) an action by any government in respect of its monetary affairs which, in your reasonable opinion, has a material adverse effect on the United States securities markets; or (viii) any material adverse change or any material adverse development involving a prospective change not contemplated in the Registration Statement in or affecting particularly the business or properties of the Company.

                  Section 12. Default of Underwriters. If any Underwriter or Underwriters default in their obligation to take and pay for Firm or Option Shares and the aggregate number of Firm or Option Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate number of Firm or Option Shares, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm or Option Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of Firm or Option Shares with respect to which such default or defaults occur is more than 10% of the aggregate number of Firm or Option Shares, as the case may be, and arrangements satisfactory to you for the purchase of such Firm or Option Shares by other persons (who may include one or more of the non-defaulting Underwriters including you) are not made within 36 hours after such default, this Agreement may be terminated by you without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 8 and except for the provisions of Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 12, the Representatives shall have the right to postpone the Closing Time or the Option Exercise Time, as the case may be, established as provided in Section 4 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 12. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  Section 13. Notice. Except as otherwise expressly provided in this Agreement, whenever advice or a notice, objection, designation, request or report is given or is required by the provisions of this Agreement to be given, such advice, notice, objection, designation, request or report shall be in writing and shall be delivered by first-class mail, postage prepaid, nationally recognized courier or by telecopy, (a) if to the Company, addressed to it and delivered at Votan Corporation, 7020 Koll Center Parkway, Pleasanton, California, 94566 (telecopier number (510) 426-6767), Attention: John A. White, President and Chief Executive Officer, with a copy to Brobeck, Phleger & Harrison L.L.P., 1301 Avenue of the Americas, New York, New York 10019 (telecopier number (212) 586-7878), Attention: Richard A. Plumridge, Esq.; (b) if to the Selling Stockholder, addressed to it and delivered at Moscom Corporation, 3750 Monroe Avenue, Pittsford, New York 14534 (telecopier number
(716) 383-6858), Attention: Albert J. Montevecchio, President and Chief Executive Officer, with a copy to Robert L. Boxer, Esq., at the same address; and (c) if to you or the Underwriters, addressed to Ladenburg, Thalmann & Co. Inc., and delivered at 540 Madison Avenue, New York, New York 10022 (telecopier number 212-872-1730), Attention: Peter M. Graham, with a copy to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103
(telecopier number 212-752-5958), Attention: Richard H. Gilden, Esq.; or at such other address or telecopier number as a party hereto may give notice in accordance herewith.

                  Section 14. Miscellaneous. (a) This Agreement is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company, the Company's directors, the Company's officers who shall have signed the Registration Statement and any controlling person referred to in Section 10 hereof, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any buyer, as such, of any of the Shares from the Underwriters. All of the obligations of the Underwriters hereunder are several and not joint.

                  (b) The information in the Prospectus under the section "Underwriting" with respect to (i) the names of, and number of Shares to be purchased by, each of the Underwriters and (ii) the amounts of the selling concession and reallowance shall constitute the only information furnished in writing by or on behalf of the several Underwriters for use in connection with the preparation of the Registration Statement as originally filed or in any amendment thereto, any preliminary prospectus or the Prospectus as the case may be.

                  (c) This Agreement shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company, the Selling Stockholder and you relating to the sale of any of the Shares.

                  (d) No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition contained herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

                  (e) This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of law thereof. If any action or proceeding shall be brought by any of the Underwriters in order to enforce any right or remedy under this Agreement, the Company and the Selling Stockholder hereby consent to and submit to, the jurisdiction of the courts of the State of New York and of any federal court sitting in the Borough of Manhattan, City of New York. The Company and the Selling Stockholder agree that process in any such action or proceeding may be served in the manner provided by New York law for service on foreign persons, as appropriate.

                  (f) This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and you.


                                        Very truly yours,

                                        Votan Corporation


                                        By:___________________________
                                             John A. White
                                             President and Chief
                                             Executive Officer


                                        MOSCOM Corporation



                                        By:________________________________
                                             Albert J. Montevecchio
                                             President and Chief
                                             Executive Officer


Accepted as of the date
first above written

LADENBURG, THALMANN & CO. INC.
KAUFMAN BROS., L.P.

By: Ladenburg, Thalmann & Co. Inc.


By:___________________________________

Acting on behalf of itself and as the
  Representative of the other Underwriters named in Schedule A attached hereto.

                                   SCHEDULE A




                                                                    Number
Name of Underwriter                                                of Shares


Ladenburg, Thalmann & Co. Inc.
Kaufman Bros., L.P.



























                                                                     ---------
Total                                                                2,850,000